kUNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 17, 2015
Date of Report

TAPIMMUNE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27239	88-0277072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Eastlake Avenue East, Suite 100, Seattle, WA	98102
(Address of principal executive offices)	(Zip Code)

(206) 504-7278
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 16, 2015, the U.S. Securities and Exchange Commission declared effective Post-Effective Amendment No. 2 to our Registration Statement on Form S-3 on Form S-1.  The Registration Statement registered, among other securities, shares of our common stock underlying Series B Warrants.  Between July 16, 2015 and July 21, 2015, holders of the Series B warrants exercised 5,570,000 of the Series B warrants registered under that Registration Statement.  As a result of those exercises:

•	we received approximately $1,114,000 in cash (which we intend to use for general corporate purposes and working capital) and

•	we issued 5,570,000 shares of common stock, which amounts to approximately 12.8% of all shares outstanding immediately after such issuance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAPIMMUNE INC.
Date: July 23, 2015	By: /s/ Glynn Wilson Name: Glynn Wilson Title: Chairman and CEO